The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-234735

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November 25, 2019)

             Shares

Common Stock

We are offering              shares of our common stock, par value $0.0001 per share. Our common stock is listed on The Nasdaq Global Market under the symbol “LOGC.” On September 29, 2020, the last reported sale price for our common stock on The Nasdaq Global Market was $9.45 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-9 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

We have granted the underwriters an option for 30 days from the date of this prospectus supplement to purchase up to              additional shares of our common stock. See “Underwriting” for more information.

The underwriters expect to deliver the shares to the investors on or about                 , 2020.

Joint Book-Running Managers

Jefferies	Barclays	William Blair

Lead Manager

Chardan

                    , 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $200,000,000. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, including all documents incorporated herein and therein by reference, together with the additional information described under “Where You Can Find More Information” below and in the accompanying prospectus before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement may add to, update or change the information in the accompanying prospectus or the documents incorporated by reference herein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein, this prospectus supplement will apply and will supersede that information in the accompanying prospectus or the documents incorporated by reference herein.

“LogicBio Therapeutics,” “LogicBio,” the “Company,” “we,” “us,” “our” and similar names refer to LogicBio Therapeutics, Inc. and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a company dedicated to extending the reach of genetic medicine with pioneering targeted delivery platforms. Our proprietary genome editing technology platform, GeneRide, enables the site-specific integration of a therapeutic transgene without nucleases or exogenous promoters by harnessing the native process of homologous recombination. We are developing LB-001, a wholly owned genome editing program leveraging GeneRide for the treatment of methylmalonic acidemia, or MMA. In addition, we have a research collaboration with Takeda Pharmaceutical Company Limited, or Takeda, to develop LB-301, an investigational therapy leveraging GeneRide for the treatment of the rare pediatric disease Crigler-Najjar syndrome, or CN.

We are also developing a Next Generation Capsid platform for use in gene editing and gene therapy. At the American Society of Gene & Cell Therapy, or ASGCT, conference in May 2020, data was presented showing that the capsids delivered highly efficient functional transduction of human hepatocytes in a humanized mouse model. The data also showed the capsids exhibited improved manufacturability with low levels of pre-existing neutralizing antibodies in human samples. Based on this data, we believe the top-tier capsid candidates from this effort demonstrated the potential to achieve significant improvements over benchmark adeno-associated viruses, or AAVs, that are currently in clinical development. We are developing these highly potent vectors for use in our internal development candidates and potentially for business development collaborations. We plan to announce data generated from translational animal models using these capsids in early 2021.

Based on our GeneRide technology, we are developing our lead product candidate, LB-001, to treat MMA. In August 2020, we announced the clearance of an investigational new drug application, or IND, to support the initiation of a Phase 1/2 clinical trial in pediatric patients with MMA. The SUNRISE trial is a multi-center, open-label, Phase 1/2 clinical trial designed to assess the safety and tolerability of a single intravenous infusion of LB-001 in pediatric patients with MMA characterized by methylmalonyl-CoA mutase gene (MMUT) mutations. Six leading centers in the United States are expected to participate in the SUNRISE trial.

The SUNRISE Phase 1/2 clinical trial is expected to enroll eight pediatric patients with ages ranging from 6 months to 12 years, initially starting with 3 to 12 year old patients and then adding patients aged 6 months to 2 years. The SUNRISE trial will evaluate two dose cohorts of LB-001 (cohort 1 = 5 x 1013 vg/kg and cohort 2 = 1 x 1014 vg/kg). After initially starting with the lower dose in the 3 to 12 year old patient group (cohort 1, older age group, n=2), age de-escalation (cohort 1, younger age group, n=2) and dose escalation (cohort 2, older age group, n=2) are planned to occur in parallel. The decision to escalate the dose will be determined based solely on safety, whereas the decision to age de-escalate will be based on both safety and the detection of the pharmacodynamic biomarker, albumin-2A. Afterwards, based on a review of safety and/or the detection of albumin-2A, as applicable, from these two patient groups, the trial will progress to dosing additional patients in the younger age group at the higher dose (cohort 2, younger age group, n=2). The SUNRISE trial includes a six-week staggering interval between the dosing of each patient. Patients will participate in a pre-dosing observational period and will be administered a prophylactic steroid regimen. The following diagram illustrates the age de-escalation and dose escalation plan in the SUNRISE trial.

The primary endpoint of the SUNRISE trial is to assess the safety and tolerability of LB-001 at 52 weeks after a single infusion. Additional endpoints include changes in disease-related biomarkers, including serum methylmalonic acid, clinical outcomes such as growth and healthcare utilization, and the pharmacodynamic marker albumin-2A. We expect to enroll the first patient in early 2021 and provide an operational update regarding the dose escalation and age de-escalation in mid-2021. Based on the parallel age de-escalation and dose escalation plan, we expect to announce interim data from both age groups and both dose cohorts in the SUNRISE trial by the end of 2021.

At the ASGCT conference in May 2020, we released data generated in a novel modified severe MMA mouse model relying on a diet management protocol that simulated clinical management of MMA patients. In this model, animals were first stabilized under a low protein diet, before being “challenged” by switching to higher protein diet. We believe this model closely mirrors the disease progression seen in actual MMA patients by simulating both diet management and acute metabolic decompensations. A single intravenous administration of the mouse surrogate mLB-001 provided significant protection from protein challenge-induced metabolic crisis, including significant improvements in survival and body weight and a trend toward decreased circulating levels of methylmalonic acid. These findings have been replicated in both neonatal and adult animals using different doses of mLB-001, which correspond to the doses of LB-001 planned to be used in the SUNRISE trial.

In addition to the Phase 1/2 SUNRISE trial, we are also conducting a retrospective natural history study designed to evaluate disease progression in pediatric patients with MMA. We expect this study will provide us with insights into, among other matters, the course of disease progression, the impact of a liver transplant on the outcomes of MMA patients and potential endpoints such as the relevance of methylmalonic acid levels on clinical outcomes, with the goal of informing our future clinical development in MMA and our discussions with regulatory agencies as we look toward advancing our MMA program. We plan to announce preliminary findings from our retrospective natural history study in mid-2021.

Beyond LB-001, we intend to develop additional product candidates for other indications based on ongoing research and development work we perform, as well as the work of our academic partners. The criteria for selecting these proposed product candidates are initially:

•	Genetically defined disease. As with LB-001, we expect our future product candidates to target disorders associated with genetically defined mechanisms.

•

High unmet need. GeneRide is designed to deliver site-specific genomic integration and limit off-target insertion of our constructs resulting in therapeutic durability to patients affected early in life by a genetic disorder. Our Next Generation Capsid platform is aimed at enhancing the delivery of gene editing approaches such as GeneRide, as well as traditional gene therapies. We plan to target underserved diseases where genetic medicines have the potential to provide lifelong benefit to patients with these two platforms.

•

Liver expression. Because of the modularity of our GeneRide platform in creating new product candidates in the same tissue along with the enhanced liver-tropism of our Next Generation Capsids, we will initially focus on developing therapies for indications that can be addressed by targeting the liver. We intend to evaluate the tolerability, effective targeting and expression of our therapy in our lead program in MMA, as well as our next few product candidates, before deploying additional potential therapies in other tissues.

We expect that the initial product candidates we develop, including LB-001, will address diseases by targeting the liver, including a category of diseases known as inborn errors of metabolism, a group of genetic disorders that disrupt normal metabolic processes. We believe that achieving clinical proof of concept in an inherited liver disease such as MMA will validate our GeneRide platform technology, including its potential application to other tissues and diseases. Our approach to expanding our indication pipeline may also incorporate indications such as propionic acidemia, which like MMA is an organic acidemia, where we can leverage the experience we have gained through our research and the modularity of our platform. Furthermore, we have demonstrated proof of concept of our platform in hemophilia B and alpha-1-antitrypsin deficiency, or A1ATD, animal disease models. We expect to select future product candidates from these and other genetic diseases addressed by targeting the liver initially, and later by targeting skeletal muscle and the central nervous system, or CNS. We plan to select at least one new indication from our preclinical portfolio in 2021 and commence IND-enabling studies utilizing our modular approach and leveraging learnings from our lead programs. Depending on data and timelines, we plan to evaluate the integration of our Next Generation Capsids into our future development programs.

We have assembled a world-class team of executives, founders and advisors with years of relevant experience to enable the development of our genome editing platform and the advancement of our product candidates for patients with significant unmet medical needs. Led by Frederic (Fred) Chereau, our Chief Executive Officer, our team’s expertise spans gene therapy, homologous recombination, rare disease drug discovery and development, technical development, clinical and regulatory strategy, manufacturing strategy and operations, as well as business strategy, intellectual property, finance and commercial strategy and operations. Members of this team have been involved in developing therapies for rare diseases in both large and small biotechnology companies including Genzyme, Shire, Novartis, aTyr Pharma, Translate Bio, Genethon, Intercept Pharmaceuticals and Nightstar. Collectively, members of the team have contributed to the development of an array of approved drugs, most of which are treatments for rare diseases.

We have also established an extensive network of advisors and consultants with expertise across many critical areas of our business, from drug design, manufacturing and clinical development to regulatory approval. Our consultants and advisors possess deep experience in adeno-associated virus, or AAV, capsid development, mechanisms of DNA repair and delivery technologies, which complements our internal capabilities and supports our efforts in the development of our product candidates. Additionally, our management team is actively supported by a scientific advisory board, or SAB, and we believe that their expertise, combined with our network of consultants and advisors, is a pivotal asset for our product development efforts. We are committed to bringing much-needed therapies to children with serious genetic deficiencies and we work closely with patient foundations, such as the Organic Acidemia Association and the National Hemophilia Foundation.

Below is a summary of our ongoing discovery, research and development programs:

Strategy

Our mission is to transform the lives of patients living with devastating genetic diseases by building the leading integrated genetic medicine company focused on developing and commercializing potentially curative therapeutics. Key elements of our strategy are to:

•

Successfully advance LB-001 through clinical development and ultimately into commercialization. We chose a specific organic acidemia, MMA, as our initial indication to enter proof-of-concept trials in humans due to the high unmet medical need and the absence of therapeutic treatments for this disease. In August 2020, we announced the clearance of an IND to support the initiation of our SUNRISE Phase 1/2 clinical trial in pediatric patients with MMA and announced our clinical Phase 1/2 clinical design. Our goal is to develop LB-001 ourselves and, if approved, to retain global commercialization rights and commercialize through a small, targeted sales organization.

•

Aggressively pursue additional indications addressed by targeting the liver. For our initial animal proof-of-concept studies, we selected liver diseases with significant unmet medical need and well-validated targets with accepted disease-correlated biomarkers, and where we believe the GeneRide platform can provide unique benefits by addressing the root cause of the disease. We have established preclinical proof of concept in several indications that can be targeted through the liver using GeneRide. Our investment in developing the Next Generation Capsid platform has yielded an initial set of capsids with enhanced liver tropism, providing us with potentially differentiated delivery of our product candidates. We plan to continue our research to explore additional potential indications leveraging our modular approach, learnings from our lead program, our new capsids and our strengths in gene editing and gene therapy.

•

Collaborate to realize the full potential of our platforms. We plan to leverage strategic partnerships to accelerate advancement of our programs by accessing non-dilutive capital and disease-specific expertise in indications outside of our initial core focus. These indications could include other diseases addressable by targeting the liver, such as Crigler-Najjar syndrome which is being pursued using GeneRide through a research collaboration with Takeda. We also intend to seek collaborations to accelerate the development of the GeneRide platform in new tissues, such as the CNS and muscle, as well as to advance our Next Generation Capsids into gene editing and gene therapy products beyond those we plan to develop internally.

•

Build an exceptional team and organization. Delivering on the promise of a novel technology like GeneRide and developing differentiated, precision medicines requires an exceptional organization. We have assembled a group of leaders and scientific talent in the fields of rare diseases, genome editing and gene therapy, and expect to continue building and expanding our team, as required, to execute on our plans to develop and commercialize genetic medicines.

•

Maintain our scientific leadership in the field of genomic medicines. We will strive to continue optimizing all aspects of our GeneRide technology through a combination of in-house research and work by our network of academic collaborators. Additionally, we expect to continue investing in the development of our Next Generation Capsid platform that we hope will continue to enhance the utility of our GeneRide platform, and provide us with AAV assets for use in conjunction with conventional gene therapy products. We believe that our scientific leadership will provide us opportunities to expand our intellectual property portfolio.

Impact of COVID-19

We have been actively monitoring the COVID-19 pandemic and its impact globally. Our objectives have remained the same throughout the pandemic: to support the safety of our team members and their families and to continue our research and development activities to develop genetic medicines that have the potential to durably treat rare diseases in patients with significant unmet medical need.

Since mid-March 2020, our non-laboratory employees have been working remotely in order to comply with social distancing and other applicable orders and guidelines from federal, state and local government agencies. After being limited to working in shifts on-premises through early July 2020, laboratory employees, whose work must be performed on premises, have returned to normal working schedules on-premises. We have also ceased all business travel for our employees. We plan to maintain these or similar restrictions on our business activities until we believe our employees can fully resume such business activities in accordance with federal, state and local requirements and guidelines.

Our research, development and manufacturing activities are dependent on our ability to continue our work on premises at our laboratory. We also rely on third parties located in countries that are affected by the COVID-19 pandemic, including the United States, for certain research, development and manufacturing activities. Similar to how we have restricted business activities at our premises, many of these third parties have also limited their staff from working on premises as part of their response to COVID-19. While we believe we and our third party vendors, suppliers and collaborators have largely been able to continue or resume essential business activities to a certain degree, we cannot predict the impact of the progression of the COVID-19 pandemic on future results due to a variety of factors, including the health of our and their employees, our ability to maintain operations, the ability of our third party vendors, suppliers and collaborators to continue operations, any further government and/or public actions taken in response to the pandemic and ultimately the length of the pandemic.

We plan to continue to closely monitor the COVID-19 pandemic in order to ensure the safety of our personnel and to continue advancing our research and development activities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (4) the date on which we have issued more than $1.07 billion in non-convertible debt during the prior three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, the information contained or incorporated by reference herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. Smaller reporting companies may take advantage of certain scaled disclosure obligations. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $250 million on the last business day of our second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated in the State of Delaware in August 2014. Our principal executive offices are located at 65 Hayden Avenue, 2nd Floor, Lexington, MA, and our telephone number is (617) 245-0399. Our website address is www.logicbio.com. We do not incorporate the information on or accessible through our website into this prospectus and you should not consider any information on or that can be accessed through our website as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	shares of common stock.

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to additional shares of our common stock.

Common stock to be outstanding after this offering	shares (or shares, if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds	We intend to use the net proceeds from this offering to support clinical development of LB-001, to progress the development of our GeneRide and Next Generation Capsid platforms, to expand our pipeline of product candidates into other indications that may be targeted by our platforms and the balance to fund working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” on page S-13.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Nasdaq Global Market ticker symbol	“LOGC”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 23,687,871 shares outstanding as of August 31, 2020, and excludes, each as of August 31, 2020:

•	15,686 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $12.75 per share;

•	2,879,359 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $5.21 per share;

•	120,437 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	1,240,376 additional shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan; and

•	653,579 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of outstanding stock options or warrants or vesting of outstanding restricted stock units after August 31, 2020; and

•	no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020, and “Part II, Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 11, 2020, and subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus supplement and the accompanying prospectus, and the “Risk Factors” section in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement and the accompanying prospectus.

Risks related to this offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, to support clinical development of LB-001, to progress the development of our GeneRide and Next Generation Capsid platforms and the balance to fund working capital, capital expenditures and other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, including our SUNRISE Phase 1/2 clinical trial of LB-001 in MMA, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share at which shares of our common stock are sold in this offering is substantially higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of                      shares of our common stock in this offering at $         per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of June 30, 2020 would have been $         , or $         per share of common stock. This represents an immediate increase in the net tangible book value of $         per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $         per share to new investors who purchase our common stock in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences, and privileges senior to the holders of our common stock, including shares of common stock sold in this offering.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on The Nasdaq Global Market.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability, as well as political and economic conditions in the U.S. and abroad, have contributed to the extreme volatility of the markets, which may have an effect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•

the initiation, cost, timing, progress and results of our current and future research and development activities and preclinical studies and potential future clinical trials, including our plans to initiate, advance and complete our SUNRISE Phase 1/2 clinical trial and other development activities for LB-001 in MMA;

•	potential attributes and benefits of our GeneRide and Next Generation Capsid platforms and our existing or future product candidates;

•	our ability to take advantage of the modular nature of our GeneRide platform to simplify and accelerate development of new product candidates;

•	the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership arrangements;

•	the timing of, and our ability to obtain and maintain, regulatory approvals for our existing or future product candidates;

•	our ability to quickly and efficiently identify and develop additional product candidates;

•	our ability to advance product candidates into and successfully complete clinical studies;

•	our intellectual property position, including with respect to our trade secrets and the duration of our patent protection;

•	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing; and

•	our expected use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020, in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 11, 2020, and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus supplement and the accompanying prospectus, particularly in the “Risk Factors” sections, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, while we expect that the COVID-19 pandemic might adversely affect our preclinical and clinical development efforts, business operations and financial results, the extent of the impact and the value of and market for our common stock will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, physical distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease.

We cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $         million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds from this offering will be approximately $         million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering:

•	to support clinical development of LB-001;

•	to progress the development of our GeneRide and Next Generation Capsid platforms;

•	to expand our pipeline of product candidates into other indications that may be targeted by our platforms; and

•	the balance to fund working capital, capital expenditures and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any third party intellectual property or other assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including` short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We do not intend to pay any dividends on our common stock for the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and investments and capitalization as of June 30, 2020:

•	On an actual basis; and

•

On an as adjusted basis to reflect the receipt of the estimated net proceeds of $         million from the sale of shares of our common stock offered in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table along with our financial statements and the accompanying notes to those statements and other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2020
(in thousands, except share and per share data)	Actual	As adjusted
Cash and cash equivalents	$36,697	$
Long-term debt, net of issuance costs and discount	9,641		9,641

Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding	—		—
Common stock, $0.0001 par value; 175,000,000 shares authorized actual and as adjusted; 23,504,843 shares issued and outstanding, actual, and shares issued and outstanding, as adjusted	3
Additional paid-in capital	113,205
Accumulated deficit	(85,052)		(85,052)

Total stockholders’ equity	28,156

Total capitalization	$37,797	$

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 23,504,843 shares outstanding as of June 30, 2020, and excludes, each as of June 30, 2020:

•	15,686 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $12.75 per share;

•	2,815,612 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $5.17 per share;

•	115,639 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	1,308,921 additional shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan; and

•	653,579 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan.

DILUTION

Our net tangible book value as of June 30, 2020 was approximately $28.2 million, or $1.20 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to the sale by us of                      shares of common stock in this offering at an offering price of $         per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2020, would have been approximately $        , or $         per share of common stock. This represents an immediate increase in the net tangible book value of $         per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $         per share to new investors. The following table illustrates this hypothetical per share dilution:

Offering price per share			$
Net tangible book value per share as of June 30, 2020		$1.20
Increase per share attributable to new investors	$

As-adjusted net tangible book value per share after this offering			$

Net dilution per share to new investors			$

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of the underwriters’ option to purchase up to an additional shares of common stock within 30 days of the date of this prospectus supplement. If the underwriters exercise in full their option to purchase additional shares of common stock, the as adjusted net tangible book value per ordinary share after giving effect to the offering would be $         per share of common stock, the increase in the net tangible book value per ordinary share to existing shareholders would be $         per share of common stock and the dilution to new investors would be $         per share of common stock.

The foregoing table is based on 23,504,843 shares of our common stock outstanding as of June 30, 2020 and excludes the following, each as of June 30, 2020:

•	15,686 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $12.75 per share;

•	2,815,612 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $5.17 per share;

•	115,639 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	1,308,921 additional shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan; and

•	653,579 shares of common stock reserved for future issuance under our 2018 Employee Stock Purchase Plan.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders. This summary is based upon the Internal Revenue Code, the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations”, “passive foreign investment companies”, corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, or holders subject to the alternative minimum or the 3.8% Medicare tax on net investment income). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not classified as a partnership and is not:

•	an individual who is a citizen or resident of the United States;

•

a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the Internal Revenue Service (IRS) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on our common stock

We do not currently expect to pay dividends. In the event that we do make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits, if any, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce the holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distribution would also be subject to the discussion below under the section titled “—Additional Withholding and Reporting Requirements.”

Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or our agent, as the case may be, with the appropriate IRS Form W-8, such as:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) certifying, under penalties of perjury, a reduction in withholding under an applicable income tax treaty, or

•

IRS Form W-8ECI (or successor form) certifying that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above must be provided to us or our agent prior to the payment of dividends and must be updated periodically. Special certification and other requirements apply in the case of certain Non-U.S. Holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.

Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.

Non-U.S. Holders that do not timely provide us or our agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on sale, exchange or other taxable disposition of our common stock

Subject to the discussion below under the section titled “—Additional Withholding and Reporting Requirements”, in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock, unless (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (2) we are or have been a “United States real property holding corporation”, as defined in the Internal Revenue Code (a USRPHC), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (3) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on such gain, which gain may be offset by certain U.S.-source capital losses (even though a Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as USRPHC so long as our common stock is regularly traded on an established securities market (as defined under applicable Treasury Regulations) and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition and the holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Additional withholding and reporting requirements

Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, and related Treasury Regulations, together with other Treasury Department and IRS guidance issued thereunder, and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on our common stock and, subject to the discussion below, gross proceeds on a sale or disposition of our common stock, paid to (1) a “foreign financial institution” (as defined under FATCA) unless such institution furnishes proper documentation (typically on IRS Form W-8BEN-E) evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or (2) a “non-financial foreign entity” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

The IRS and the Department of Treasury have issued proposed regulations on which taxpayers may rely providing that these withholding rules will not apply to the gross proceeds of a sale or other disposition of shares of our common stock. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

Backup withholding and information reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on our common stock paid to the holder and the tax withheld, if any, with respect to the distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above under the section titled “—Distributions on Our Common Stock”, generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them, including the availability of and procedure for obtaining an exemption from backup withholding.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or, in which the Non-U.S. Holder is incorporated, under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

U.S. federal estate tax

Common stock owned (or treated as owned) by an individual who is not a citizen or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate or other tax treaty provides otherwise, and therefore, may be subject to U.S. federal estate tax.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement among us and Jefferies LLC, Barclays Capital Inc. and William Blair & Company, L.L.C., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC
Barclays Capital Inc.
William Blair & Company, L.L.C.
Chardan Capital Markets LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $         per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $         per share of common stock to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        .

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “LOGC.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of                      shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain stockholders that are affiliated with our directors have agreed that for a period of 90 days following the pricing of the offering, and subject to certain exceptions, not to (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position or liquidate or decrease any call equivalent position, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, in each case whether directly or indirectly, any shares of common stock or related securities; (ii) enter into any swap; (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement with respect to any such registration; or (iv) publicly announce any intention to do any of the foregoing, in each case without the prior written consent of Jefferies LLC.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. Jefferies LLC is the agent under our Open Market Sale AgreementSM, dated November 15, 2020, which provides for the sale of up to $50.0 million aggregate principal amount of our common stock. As of the date of this prospectus, we have sold approximately $3.3 million aggregate principal amount of our common stock pursuant to this agreement. Accordingly, Jefferies LLC has received and may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

(A)	Resale Restrictions

The distribution of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)	Representations of Canadian Purchasers

By purchasing common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C)	Conflicts of Interest

Canadian purchasers are hereby notified that the representatives are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)	Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)	Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)	Taxation and Eligibility for Investment

Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

•	You confirm and warrant that you are either: a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

(B) You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

Any distributor subject to MiFID II that is offering, selling or recommending the common stock responsible for undertaking its own target market assessment in respect of the common stock and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Issuers nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer shares of common stock to the public” in relation to the shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe to the common stock as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.logicbio.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of the offering of securities described in this prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020, as well as our Form 10-K/A filed with the SEC on June 5, 2020;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 29, 2020;

•

Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May  11, 2020, as well as our Form 10-Q/A filed with the SEC on June 5, 2020, and for the quarterly period ended June 30, 2020, as filed with the SEC on August 10, 2020;

•	Our Current Reports on Form 8-K filed with the SEC on March 20, 2020, June 17, 2020 and June 25, 2020 ; and

•

Description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 17, 2018, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

LogicBio Therapeutics, Inc.

65 Hayden Ave., Floor 2

Lexington, MA 02421

(617) 245-0399

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.logicbio.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Global Market under the symbol “LOGC.” On November 14, 2019, the closing price of our common stock was $9.34.

Investing in our securities involves risks. See “Risk Factors” on page 4, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 25, 2019

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

“LogicBio Therapeutics,” “LogicBio,” the “Company,” “we,” “us,” “our” and similar references refer to LogicBio Therapeutics, Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a genome editing company focused on developing medicines to durably treat rare diseases in pediatric patients with significant unmet medical need using GeneRide, our proprietary technology platform. Our GeneRide technology is designed to precisely integrate corrective genes into a patient’s genome to provide a stable therapeutic effect. Because GeneRide is designed to have this durable therapeutic effect, we are initially targeting rare liver disorders in pediatric patients where it is critical to provide treatment early in a patient’s life before irreversible disease pathology can occur. We have demonstrated proof of concept of our therapeutic platform in animal models for a number of diseases and are focusing on development of our lead product candidate, LB-001, for the treatment of Methylmalonic Acidemia, or MMA, a life-threatening disease that presents at birth.

GeneRide is our genome editing technology that harnesses homologous recombination, or HR, a naturally occurring DNA repair process that maintains the fidelity of the genome. We believe that by using HR, GeneRide will allow us to insert therapeutic genes, known as transgenes, into specific targeted genomic locations without using exogenous nucleases, which are enzymes engineered to cut DNA. GeneRide-directed transgene integration is designed to leverage endogenous promoters at these targeted locations to drive high levels of tissue-specific gene expression, without the detrimental issues that have been associated with the use of exogenous promoters.

We believe that GeneRide offers several key potential advantages over gene therapy and gene editing technologies that rely on exogenous promoters and nucleases. By harnessing the naturally occurring process of HR, GeneRide does not face the same challenges associated with gene editing approaches that rely on engineered bacterial nuclease enzymes. The use of these enzymes has been associated with significantly increased risk of unwanted and potentially dangerous modifications in the host cell’s DNA, which can lead to an increased risk of tumor formation. Furthermore, in contrast to conventional gene therapy, GeneRide is intended to provide precise, site-specific, stable and durable integration of a corrective gene into the chromosome of a host cell. In preclinical animal studies with GeneRide constructs, we have observed integration of the corrective gene in a specific location in the genome. This gives it the potential to provide a more durable approach than gene therapy technologies that do not integrate into the genome and lose their effect as cells divide. We believe these benefits make GeneRide well-positioned to treat genetic diseases, particularly in pediatric patients.

We believe that achieving clinical proof of concept in an inherited liver disease such as MMA will validate our platform technology, including its potential application to other organs and diseases. In addition to MMA, we have demonstrated proof of concept of our platform in hemophilia B, alpha-1-antitrypsin deficiency, or A1ATD, and Crigler-Najjar syndrome animal disease models.

Corporate Information

We were incorporated in the State of Delaware in August 2014. Our principal executive offices are located at 99 Erie St., Cambridge, Massachusetts 02139, and our telephone number is (617) 245-0399. Our website address is www.logicbio.com. We do not incorporate the information on or accessible through our website into this prospectus and you should not consider any information on or that can be accessed through our website as part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

being permitted to present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no advisory votes on executive compensation or golden parachute arrangements;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

•

an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of these exemptions until we cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” if the market value of our common stock held by non-affiliates is below $250 million (or $700 million if our annual revenue is less than $100 million) as of June 30 in any given year, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and “Part II, Item 1A—Risk Factors” in any subsequent Quarterly Report on Form 10-Q incorporated by reference in this prospectus, in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information that is incorporated herein by reference, contains, and any prospectus supplement may contain, forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “intend,” “may,” “seek,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “possible,” “could,” “should,” “continue,” “contemplate” or the negative or plural of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•	the initiation, cost, timing, progress and results of our current and future research and development activities, preclinical studies and potential future clinical trials;

•	potential attributes and benefits of our GeneRide technology platform and our product candidate and any future product candidates;

•	our ability to take advantage of the modular nature of our GeneRide platform to simplify and accelerate development of new product candidates;

•	the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership arrangements;

•	the timing of, and our ability to obtain and maintain, regulatory approvals for our product candidate and any future product candidates;

•	our ability to quickly and efficiently identify and develop additional product candidates;

•	our ability to advance any product candidate into and successfully complete clinical trials;

•	our intellectual property position, including with respect to our trade secrets and the duration of our patent protection; and

•	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

We cannot guarantee future results, levels of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement prepared in connection with an offering of securities pursuant to this prospectus, we currently intend to use any net proceeds we receive from the sale of the securities covered by this prospectus primarily for general corporate purposes. General corporate purposes may include, without limitation, research and development expenditures, preclinical and clinical development of our product candidates, the acquisition or in-licensing of products or product candidates, collaborations, working capital and capital expenditures, general and administrative expenses or other corporate obligations. We have not determined the amount of any net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of any net proceeds. Additional information on the use of any net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our fourth amended and restated certificate of incorporation and amended and restated bylaws, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. We refer in this section to our fourth amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 175,000,000 shares of our common stock, par value $0.0001 per share. As of September 30, 2019, we had 22,765,930 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. A contested election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election; otherwise, a nominee is elected if the votes properly cast for such nominee exceed the votes properly cast against such nominee. Holders of common stock are entitled to receive any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Our board of directors currently consists of six members.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Super Majority Approval Requirements. The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum. Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Additionally, our bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, referred to as the Federal Forum Provision. However, as disclosed in our Current Report on Form 8-K filed with the SEC on February 28, 2019, in light of the decision issued by the Court of Chancery of the State of Delaware in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL (Del. Ch.), declaring that provisions in certificates of incorporation of Delaware companies that purport to require claims under the Securities Act be brought in federal court are ineffective and invalid under Delaware law, we do not intend to enforce the Federal Forum Provision unless and until the Court of Chancery’s decision in Sciabacucchi is reversed by the Delaware Supreme Court on appeal or otherwise abrogated. In the event that the Delaware Supreme Court affirms the Court of Chancery’s Sciabacucchi decision or otherwise makes a determination that provisions such as the Federal Forum Provision are invalid, our board of directors intends to amend promptly our bylaws to remove the Federal Forum Provision.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is P.O. Box 505000, Louisville, KY 40233-5000.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “LOGC.”

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 25,000,000 shares of our preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. As of September 30, 2019, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

As of September 30, 2019, we had warrants outstanding that represent the right to acquire 15,686 shares of common stock.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•

the date, if any, on and after which the constituent securities comprising the units will be separately transferable; a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents or brokers;

•	directly to purchasers or to a single purchaser;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise; or

•	through any other method described in the applicable prospectus supplement.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Global Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. One or more underwriters may make a market in a class or series of securities, but shall not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the development, maintenance, liquidity of, or the trading market for, any of the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.logicbio.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on April 1, 2019;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 29, 2019;

•

Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September  30, 2019 as filed with the SEC on May 14, 2019, August 13, 2019 and November 12, 2019, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2019, April 12, 2019, April 18, 2019, June 24, 2019, June 27, 2019, July 2, 2019 and November 8, 2019; and

•

Description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 17, 2018, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing us at the following address: Investor Relations, LogicBio Therapeutics, Inc., 99 Erie St., Cambridge, Massachusetts 02139, or via telephone at (617) 245-0399.

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.logicbio.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

            Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

Barclays

William Blair

Lead Manager

Chardan

                    , 2020